Weave Announces First Quarter 2026 Financial Results

•First quarter total revenue of $65.5 million, up 17.4% year over year
•First quarter GAAP gross margin of 72.6%, up 100 basis points year over year
•First quarter Non-GAAP gross margin of 73.2%, up 110 basis points year over year
LEHI, Utah—April 30, 2026 – Weave Communications, Inc. (“Weave”) (NYSE: WEAV), a leading vertical SaaS platform that delivers AI-powered patient engagement and payment solutions for small and medium-sized healthcare practices, today announced its financial results for the first quarter ended March 31, 2026.

"Weave delivered another excellent quarter, with revenue growth accelerating to 17.4% year-over-year and the most customer location additions in a single quarter in our history. We also drove significant year-over-year improvements in profitability. This success is a clear result of our disciplined business operations." said Brett White, CEO of Weave.
"Over 50% of customer locations are currently using the AI tools embedded in our platform. The upcoming release of our omnichannel AI receptionist, supporting both voice- and text-based conversations, fundamentally strengthens our future role as a proactive, agentic, always-on teammate that manages the complete patient journey.”
First Quarter 2026 Financial Highlights
•    Total revenue was $65.5 million, representing a 17.4% year-over-year increase compared to $55.8 million in the first quarter of 2025.
•    GAAP gross margin was 72.6%, compared to 71.6% in 2025.
•    Non-GAAP gross margin was 73.2%, compared to 72.1% in 2025.
•    GAAP loss from operations was $6.0 million, compared to $9.3 million in the first quarter of 2025.
•    Non-GAAP income from operations was $2.5 million, compared to $0.0 million in the first quarter of 2025.
•    GAAP net loss was $5.8 million, or $0.07 per share, compared to $8.8 million, or $0.12 per share, in the first quarter of 2025.
•    Non-GAAP net income was $2.8 million, or $0.04 per share, compared to $0.5 million non-GAAP net loss, or $0.01 per share, in the first quarter of 2025.
Recent Business Highlights
•    Named to G2’s 2026 Best Software Awards, placing #2 on the Best Healthcare Software Products list. As the world’s largest and most trusted software marketplace, G2 reaches over 100 million buyers annually. Its annual Best Software Awards rank the world’s best software companies and products based on authentic, timely reviews from real users.
•    Weave’s selection as the exclusive ADA-endorsed patient engagement platform—and the associated member benefits—has been announced to its 152,000 members.
•    Launched Private Communications, which routes patient communications to segregated practitioner inboxes. Healthcare practices with multiple practitioners can now create private inboxes for each practitioner within the platform to handle sensitive patient communications.

•    Enhanced Weave Payments platform integrations with the release of bulk collections for Dentrix Enterprise, Fuse, and Eaglesoft and additional payment writebacks for Athena, NexTech Health, and NT Practice+.
Financial Second Quarter and Full Year 2026 Outlook
The company expects to achieve the following financial results for the three months ending June 30, 2026, and the full year ending December 31, 2026:

	Second Quarter	Full Year
(in millions)
Total revenue	$67.2 - $68.2	$275.0 - $278.0
Non-GAAP income from operations	$2.1 - $3.1	$10.5 - $13.5
Weighted average share count	79.6	79.8
The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Non-GAAP income from operations excludes estimates for, among other things, stock-based compensation expense, acquisition transaction costs (as described further below), amortization of acquisition-related intangible assets, and costs related to shareholder matters. A reconciliation of this non-GAAP financial guidance measure to a corresponding GAAP financial guidance measure is not available on a forward-looking basis because we do not provide guidance on GAAP income from operations and are not able to present the various reconciling cash and non-cash items between GAAP loss from operations and non-GAAP income from operations without unreasonable effort. In particular, stock-based compensation expense is impacted by our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and are subject to change. The actual amount of these expenses during 2026 will have a significant impact on our future GAAP financial results.
Webcast
The company will host a conference call and webcast for analysts and investors on Thursday, April 30, 2026, beginning at 4:30 p.m. EDT.
The live audio webcast and a webcast replay of the conference call can be accessed from the investor relations page of Weave’s website at investors.getweave.com.

About Weave
Weave is a leading vertical SaaS company delivering an AI-powered patient communications and engagement platform purpose-built for modern healthcare practices. More than software, Weave is an always-on teammate—handling patient interactions across voice and text and operating at the center of the patient journey. Through agentic AI workflows and authorized integrations with practice management systems, Weave ensures critical tasks like scheduling, insurance verification, and payments happen seamlessly, so nothing falls between the cracks. By embedding AI directly into daily operations, Weave reduces administrative workload, frees up staff to focus on human-centered care, and delivers real-time insights that help practices run smarter and grow with confidence. Serving nearly 40,000 customer locations, Weave was named a 2026 Best Software Awards winner for healthcare software products by G2. To learn more, visit getweave.com/newsroom.
Non-GAAP Financial Measures
In this press release, Weave has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). We disclose the following historical non-GAAP financial measures in this press release: non-GAAP net income, non-GAAP net income margin, non-GAAP net income per share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP income from operations margin, Adjusted EBITDA and free cash flow. We use these non-GAAP financial measures internally to analyze our financial results and evaluate our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors. Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, operating loss, net loss, and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP net income, non-GAAP net income margin and non-GAAP net income per share
We define non-GAAP net income as GAAP net loss adjusted to exclude stock-based compensation expense, acquisition transaction costs, amortization of acquisition-related intangible assets and costs related to shareholder matters, and non-GAAP net income margin as non-GAAP net income as a percentage of revenue. Acquisition transaction costs include legal and any accounting professional services costs incurred as a result of our acquisition during the applicable period. Although we exclude the amortization of acquisition-related intangible assets from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Non-GAAP net income per share is calculated as non-GAAP net income divided by the diluted weighted average shares outstanding.
Non-GAAP gross profit and non-GAAP gross margin
We define non-GAAP gross profit as GAAP gross profit adjusted to exclude stock-based compensation expense and amortization of acquisition-related intangible assets. Although we exclude the amortization of acquisition-related intangible assets from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.

Non-GAAP operating expenses
We define non-GAAP operating expenses, in the aggregate or its individual components (i.e., sales and marketing, research and development or general and administrative), as the applicable GAAP operating expenses adjusted to exclude the applicable stock-based compensation expense, acquisition transaction costs, amortization of acquisition-related intangible assets and costs related to shareholder matters. Although we exclude the amortization of acquisition-related intangible assets from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
Non-GAAP income from operations and non-GAAP income from operations margin
We define non-GAAP income from operations as GAAP loss from operations less stock-based compensation expense, acquisition transaction costs, amortization of acquisition-related intangible assets and costs related to shareholder matters. Although we exclude the amortization of acquisition-related intangible assets from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Non-GAAP income from operations margin is defined as non-GAAP income from operations as a percentage of revenue.
Adjusted EBITDA
We define EBITDA as earnings before interest expense, interest income, other income/expense, income tax expense, depreciation, and amortization. Our depreciation adjustment includes depreciation on operating fixed assets and we do not adjust for amortization of finance lease right-of-use assets on phone hardware provided to our customers. Our amortization adjustment includes the amortization of capitalized costs from both internal-use software development and cloud computing arrangements. We further adjust EBITDA to exclude stock-based compensation expense, a non-cash item, acquisition transaction costs, which we believe are not reflective of ongoing results of operations in the period incurred and not directly related to the operation of our business, amortization of acquisition-related intangible assets, and costs related to shareholder matters, including third-party legal, consulting, and advisory fees related to a cooperation agreement, which we believe are outside of the ordinary course of business and not reflective of operational performance. Although we exclude the amortization of acquisition-related intangible assets from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We believe that Adjusted EBITDA provides management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations. Additionally, management uses Adjusted EBITDA to measure our financial and operational performance and prepare our budgets.
Free cash flow
We define free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized internal-use software costs. We believe that free cash flow is a useful indicator of liquidity that provides useful information to management and investors, even if negative, as it provides information about the amount of cash consumed by our combined operating and investing activities. For example, as free cash flow has in the past been negative, we have needed to access cash reserves or other sources of capital for these investments.

Limitations and Reconciliation of Non-GAAP Financial Measures
The foregoing non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under U.S. GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under U.S. GAAP. For example, the non-GAAP financial information presented above may be determined or calculated differently by other companies and may not be directly comparable to that of other companies. In addition, free cash flow does not reflect our future contractual commitments and the total increase or decrease of our cash balance for a given period. Further, Adjusted EBITDA excludes some costs, namely, non-cash stock-based compensation expense, acquisition transaction costs, amortization of acquisition-related intangible assets and costs related to shareholder matters. Therefore, Adjusted EBITDA does not reflect the non-cash impact of stock-based compensation expense or working capital needs that will continue for the foreseeable future. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures and to no rely on any single financial measure to evaluate our business.
Supplemental Financial Information
Dollar-Based Net Revenue Retention (“NRR”)
For retention rate calculations, we use adjusted monthly revenue (“AMR”), which is calculated for each location as the sum of (i) the subscription component of revenue for each month and (ii) the average of the trailing three-month recurring payments revenue. To calculate our NRR, we first identify the cohort of locations (the “Base Locations”) that were active in a particular month (the “Base Month”). We then divide AMR for the Base Locations in the same month of the subsequent year by AMR in the Base Month to derive a monthly NRR. We derive our annual NRR as of any date by taking a weighted average of the monthly net retention rates over the trailing twelve months before such date.
Dollar-Based Gross Revenue Retention (“GRR”)
To calculate our GRR, we first identify the Base Locations that were under subscription in the Base Month. We then calculate the effect of reductions in revenue from customer location terminations by measuring the amount of AMR in the Base Month for Base Locations still under subscription twelve months subsequent to the Base Month (the “Remaining AMR”). We then divide the Remaining AMR for the Base Locations by AMR in the Base Month for the Base Locations to derive a monthly gross retention rate. We calculate GRR as of any date by taking a weighted average of the monthly gross retention rates over the trailing twelve months prior to such date. GRR reflects the effect of customer locations that terminate their subscriptions, but does not reflect changes in revenue due to revenue expansion, revenue contraction, or the addition of new customer locations.
Dollar-based net retention rate and dollar-based gross retention rate exclude the impact of the acquisition of TrueLark as the relevant inputs to the calculation require trailing twelve months of data to calculate.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements including, among others, current estimates of full year 2026 revenue and non-GAAP income from operations, and the quotations of our Chief Executive Officer.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the ability of Weave to successfully integrate our acquisition of TrueLark and to achieve expected benefits from the acquisition; our ability to attract new customers, retain existing customers and increase our customers’ use of our platform; our ability to manage our growth; the impact of unfavorable economic conditions and macroeconomic uncertainties on our company; our ability to maintain and enhance our brand and increase market awareness of our company, platform and products; customer adoption of our platform and products and enhancements thereto; customer acquisition costs and sales and marketing strategies; our ability to achieve profitability in any future period; competition; our ability to enhance our platform and products, including timely introducing our voice-enabled AI Receptionist across all vertical markets; interruptions in service; and the risks described in the filings we make from time to time with the Securities and Exchange Commission (“SEC”), including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 5, 2026, which should be read in conjunction with our financial results and forward-looking statements and is available on the SEC Filings section of the Investor Relations page of our website at investors.getweave.com.
All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Channels for Disclosure of Information
Weave uses the investor relations page on our website (investors.getweave.com), blog posts on our website, press releases, public conference calls, webcasts, our X (Twitter) feed (@getweave), our Facebook page, and our LinkedIn page as the means of complying with our disclosure obligations under Regulation FD. We encourage investors, the media, and others to follow the channels listed above, in addition to following Weave’s press releases, SEC filings, and public conference calls and webcasts, and to review the information disclosed through such channels.
Investor Relations Contact
ir@getweave.com

Media Contact
Chelsea Kilpack
Internal Communications & PR Manager
pr@getweave.com

WEAVE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$42,214	$54,959
Short-term investments	30,493	26,761
Accounts receivable, net	4,638	4,347
Deferred contract costs, net	14,248	13,309
Prepaid expenses and other current assets	9,085	5,618
Total current assets	100,678	104,994
Non-current assets:
Property and equipment, net	9,705	9,212
Operating lease right-of-use assets	32,708	33,779
Finance lease right-of-use assets	10,738	10,490
Deferred contract costs, net, less current portion	12,631	11,163
Intangible assets, net	6,793	7,134
Goodwill	29,465	29,465
Other non-current assets	1,567	1,731
TOTAL ASSETS	$204,285	$207,968
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,616	$7,262
Accrued and other current liabilities	25,842	27,919
Deferred revenue	37,061	38,051
Current portion of operating lease liabilities	4,701	4,658
Current portion of finance lease liabilities	6,852	6,706
Total current liabilities	81,072	84,596
Non-current liabilities:
Other long-term liabilities	200	200
Operating lease liabilities, less current portion	33,368	34,554
Finance lease liabilities, less current portion	6,368	6,234
Total liabilities	121,008	125,584
Stockholders' equity:
Preferred stock, $0.00001 par value per share; 10,000,000 shares authorized, zero shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.00001 par value per share; 500,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 79,384,905 and 78,353,381 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	408,518	401,576
Accumulated deficit	(324,835)	(319,065)
Accumulated other comprehensive loss	(406)	(127)
Total stockholders' equity	83,277	82,384
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$204,285	$207,968

WEAVE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenue	$65,500	$55,809
Cost of revenue	17,961	15,864
Gross profit	47,539	39,945
Operating expenses:
Sales and marketing	28,751	23,526
Research and development	10,814	11,153
General and administrative	13,997	14,586
Total operating expenses	53,562	49,265
Loss from operations	(6,023)	(9,320)
Other income (expense):
Interest income	372	463
Interest expense	(369)	(397)
Other income, net	352	500
Loss before income taxes	(5,668)	(8,754)
Income tax provision	(102)	(71)
Net loss	$(5,770)	$(8,825)
Net loss per share - basic and diluted	$(0.07)	$(0.12)
Weighted-average common shares outstanding - basic and diluted	78,578,095	73,806,981

WEAVE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,770)	$(8,825)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	3,115	2,804
Amortization of operating right-of-use assets	1,071	981
Amortization of intangible assets	341	—
Provision for credit losses	616	177
Amortization of deferred contract costs	4,107	3,533
Stock-based compensation, net of amount capitalized	7,130	8,985
Net accretion of discounts on short-term investments	(143)	(372)
Changes in operating assets and liabilities:
Accounts receivable	(907)	435
Deferred contract costs	(6,514)	(4,390)
Prepaid expenses and other assets	(3,303)	(495)
Accounts payable	(867)	(3,654)
Accrued liabilities	(2,193)	2,682
Operating lease liabilities	(1,143)	(1,011)
Deferred revenue	(1,245)	(1,069)
Net cash used in operating activities	(5,705)	(219)
CASH FLOWS FROM INVESTING ACTIVITIES
Maturities of short-term investments	5,250	18,556
Purchases of short-term investments	(8,863)	(15,455)
Purchases of property and equipment	(521)	(444)
Capitalized internal-use software costs	(898)	(399)
Net cash provided by (used in) investing activities	(5,032)	2,258
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases	(1,793)	(1,773)
Proceeds from stock option exercises	325	463
Payments for taxes related to net share settlement of equity awards	(1,584)	(26)
Proceeds from the employee stock purchase plan	1,044	1,111
Net cash used in financing activities	(2,008)	(225)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(12,745)	1,814
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	54,959	51,596
CASH AND CASH EQUIVALENTS, END OF PERIOD	$42,214	$53,410
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$369	$397
Cash paid during the period for income taxes	$101	$71
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Equipment purchases financed with accounts payable	$249	$243
Finance lease liabilities arising from obtaining finance lease right-of-use assets	$2,073	$2,177
Unrealized gain (loss) on short-term investments	$(24)	$14
Stock-based compensation included in capitalized software development costs	$143	$67

WEAVE COMMUNICATIONS, INC.
DISAGGREGATED REVENUE AND COST OF REVENUE
(unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Subscription and payment processing:
Revenue	$62,562	$53,415
Cost of revenue	(13,515)	(12,081)
Gross profit	$49,047	$41,334
Gross margin	78.4%	77.4%

Onboarding:
Revenue	$932	$888
Cost of revenue	(2,574)	(1,992)
Gross profit	$(1,642)	$(1,104)
Gross margin	(176.2)%	(124.3)%

Phone Hardware:
Revenue	$2,006	$1,506
Cost of revenue	(1,872)	(1,791)
Gross profit	$134	$(285)
Gross margin	6.7%	(18.9)%

WEAVE COMMUNICATIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below.

Non-GAAP gross profit
	Three Months Ended March 31,
	2026	2025
Gross profit	$47,539	$39,945
Stock-based compensation	166	285
Amortization of acquisition-related intangibles	210	—
Acquisition Transaction costs[1]	5	—
Non-GAAP gross profit	$47,920	$40,230
GAAP gross margin	72.6%	71.6%
Non-GAAP gross margin	73.2%	72.1%

Non-GAAP operating expenses
	Three Months Ended March 31,
	2026	2025
Sales and marketing	$28,751	$23,526
Stock-based compensation	(1,987)	(1,841)
Amortization of acquisition-related intangibles	(130)	—
Acquisition transaction costs[1]	(9)	—
Non-GAAP sales and marketing	$26,625	$21,685

Research and development	$10,814	$11,153
Stock-based compensation	(2,057)	(2,362)
Acquisition transaction costs[1]	(209)	(4)
Non-GAAP research and development	$8,548	$8,787

General and administrative	$13,997	$14,586
Stock-based compensation	(2,920)	(4,497)
Acquisition transaction costs[1]	(38)	(370)
Shareholder matters[2]	(829)	—
Non-GAAP general and administrative	$10,210	$9,719

Non-GAAP income from operations
	Three Months Ended March 31,
	2026	2025
Loss from operations	$(6,023)	$(9,320)
Stock-based compensation	7,130	8,985
Acquisition transaction costs[1]	261	374
Amortization of acquisition-related intangibles	340	—
Shareholder matters[2]	$829	$—
Non-GAAP income from operations	$2,537	$39
GAAP loss from operations margin	(9.2)%	(16.7)%
Non-GAAP income from operations margin	3.9%	0.1%

Non-GAAP net income
	Three Months Ended March 31,
	2026	2025
Net loss	$(5,770)	$(8,825)
Stock-based compensation	7,130	8,985
Acquisition transaction costs[1]	261	374
Amortization of acquisition-related intangibles	340	—
Shareholder matters[2]	$829	$—
Non-GAAP net income	$2,790	$534
GAAP net loss margin	(8.8)%	(15.8)%
Non-GAAP net income margin	4.3%	1.0%

GAAP net loss per share - basic and diluted	$(0.07)	$(0.12)
GAAP weighted-average common shares outstanding - basic and diluted	78,578,095	73,806,981

Non-GAAP net income per share - basic	$0.04	$0.01
Non-GAAP weighted-average common shares outstanding - basic	78,578,095	73,806,981

Non-GAAP net income per share - diluted	$0.03	$0.01
Non-GAAP weighted-average common shares outstanding - diluted	84,990,532	77,572,737

Free Cash Flow
	Three Months Ended March 31,
	2026	2025
Net cash used in operating activities	$(5,705)	$(219)
Less: Purchases of property and equipment	(521)	(444)
Less: Capitalized internal-use software costs	(898)	(399)
Free cash flow	$(7,124)	$(1,062)

Adjusted EBITDA
	Three Months Ended March 31,
	2026	2025
Net loss	$(5,770)	$(8,825)
Interest expense	369	397
Income tax provision	102	71
Interest income	(372)	(463)
Other income net	(352)	(500)
Depreciation	536	511
Amortization	650	470
Stock-based compensation	7,130	8,985
Amortization of acquisition-related intangibles	340	—
Acquisition transaction costs[1]	261	374
Shareholder matters[2]	829	—
Adjusted EBITDA	$3,723	$1,020

1 Represents expenses incurred with third parties as part of the Company’s acquisition activity, including due diligence, closing, and post-closing integration activities.
2 Represents charges related to shareholder matters, including third-party legal, consulting, and advisory fees related to a cooperation agreement.